UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANITEX INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2024

Dear Manitex International, Inc. Stockholder:

You are cordially invited to attend the 2024 annual meeting of stockholders of Manitex International, Inc., which will be held on Tuessday, June 25, 2024 at 11:00 a.m. (Central Daylight Time) at the Marriott of Burr Ridge, 1200 Burr Ridge Pkwy, Burr Ridge, IL 60527 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to:

1.
Elect six (6) directors of the Company to hold office for one year or until their successors are duly elected and qualified;
2.
Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2024;
3.
Consider an advisory vote on the compensation of the Company’s named executive officers; and
4.
Transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the internet at www.proxyvote.com or by telephone at 1-800-690-6903. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card provided that you are a stockholder of record or have a legal proxy from the bank or broker that holds the shares.

Thank you for your cooperation, continued support and interest in Manitex International, Inc.

Sincerely,

/s/ LYNN LOGERQUIST
Lynn Logerquist
Corporate Secretary

MANITEX INTERNATIONAL, INC.

3000 South Austin Avenue

Georgetown, Texas 78626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 25, 2024

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Manitex International, Inc. will be held at the Marriott of Burr Ridge, 1200 Burr Ridge Pkwy, Burr Ridge, IL 60527 on Tuesday, June 25, 2024 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1. Elect six (6) directors of the Company to hold office for one year or until their successors are duly elected and qualified;

2. Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2024;

3. Consider an advisory vote on the compensation of the Company’s named executive officers; and

4. Transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 26, 2024 as the record date for determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. To ensure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted provided that you are a stockholder of record or have in your possession a legal proxy from the bank or broker that holds the shares of record.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy. To obtain directions to be able to attend the meeting and vote in person, please contact Lynn Logerquist at 708-237-2052.

By Order of the Board of Directors,

/s/ LYNN LOGERQUIST
Lynn Logerquist
Corporate Secretary

Dated: April 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2024.

The Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders and the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://www.proxyvote.com/MNTX

MANITEX INTERNATIONAL, INC.

proxy statement

annual meeting of stockholders

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Manitex International, Inc., a Michigan corporation (the “Company” or “Manitex”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, June 25, 2024, at 11:00 a.m. (Central Daylight Time), at the Marriott of Burr Ridge, 1200 Burr Ridge Pkwy, Burr Ridge, IL 60527, and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of six Directors, (2) the ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2024, (3) the consideration of an advisory vote on the compensation of our named executive officers and (4) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 29, 2024.

Persons Making the Solicitation

The enclosed Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors and will not receive additional compensation for solicitation activities, but may be reimbursed for any out-of-pocket expenses in connection with solicitation. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy holder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy holder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, brokerage firms may vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted “For” or “Against” the routine matter.

On “non-routine” matters, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a matter that is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposals. However, Proposal 1 (election of directors) and Proposal 3 (consideration of an advisory vote on the compensation of our named executive officers) are each matters that are considered “non-routine.” Accordingly, a broker or other nominee cannot vote without instructions on such non-routine matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.

Due to stock market rules, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We therefore strongly encourage you to submit your Proxy and exercise your right to vote as a Stockholder.

A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Lynn Logerquist, Corporate Secretary, 9725 Industrial Drive, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by properly submitting a duly executed Proxy bearing a later date. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, however, you will not be able to vote your shares at the meeting.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares of common stock, no par value per share (“Common Stock”). The close of business on April 26, 2024 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 26, 2024, there were 20,363,943 outstanding shares of Common Stock entitled to vote at the Annual Meeting. Each Stockholder will be entitled to one vote on each matter considered at the Annual Meeting for each outstanding share of Common Stock owned by such Stockholder as of the record date.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the 20,363,943 shares of the Common Stock outstanding and entitled to vote as of the record date will constitute a quorum for transacting business.

Votes needed for Passage of Proposals

The following voting standards apply for the proposals presented at the Annual Meeting:

•
The six (6) director nominees receiving the highest numbers of favorable votes cast will be elected; and
•
The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2024 (Proposal 2), the approval, by an advisory vote, of executive compensation (Proposal 3) each requires the affirmative vote of a majority of the votes cast at the meeting.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board of Directors will review the results of the vote and will take them into account in making a determination concerning executive compensation.

PRINCIPAL STOCKHOLDERS

The following table sets forth with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to beneficially own more than 5% of our Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our executive officers and Directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Tadano Ltd. (3)	2,950,522	14.49%
Royce Investment Partners (4)	1,372,734	6.74%
Terex Corporation (5)	1,138,581	5.59%
Named Executive Officers and Directors
David J. Langevin	940,385	4.62%
J. Michael Coffey (6)	87,100	*
Joseph Doolan	50,258	*
Ronald M. Clark	104,517	*
Shinichi Iimura (7)	—	*
Frederick B. Knox	87,517	*
Stephen J. Tober	124,005	*

All Current Directors and Officers as a Group (9 persons)	1,393,782	6.84%

* Less than 1%

(1)
Unless noted otherwise, the business address of each beneficial owner is 9725 Industrial Drive, Bridgeview, Illinois 60455.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of April 26, 2024 is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. These percentages were calculated using the 20,363,943 shares of Common Stock outstanding on April 26, 2024.
(3)
Based solely on a Schedule 13D/A filed with the SEC on March 17, 2023. Tadano Ltd. (“Tadano”) is the beneficial owner of 2,950,522 shares of our Common Stock. Tadano has the sole power to vote or to direct the vote of 2,950,522 shares of our Common Stock and the sole power to dispose or to direct the disposition of 2,950,522 shares of our Common Stock. The business address of Tadano is Ko-34, Shinden-Cho, Takamatsu, Kagawa 761-0185 Japan.
(4)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024, Royce & Associates, LP is the beneficial owner of 1,372,734 shares of our Common Stock. Royce & Associates, LP has the sole power to vote or to direct the vote of 1,372,734 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,372,734 shares of our Common Stock. The business address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151.
(5)
Terex Corporation (“Terex”) filed a Schedule 13G/A with the SEC on January 7, 2015, which indicates that Terex is the beneficial owner of 1,108,156 shares of our Common Stock. Terex indicated in the 13G that it has the sole power to vote or to direct the vote of 1,108,156 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,108,156 shares of our Common Stock. An additional 30,425 shares of our common stock were delivered to Terex on March 1, 2016 and has been added to the number of shares shown as beneficially owned per the 13G dated January 7, 2015. The Company believes that Terex has the sole power to vote or to direct the vote of the additional 30,425 shares of our Common Stock and the sole power to dispose or to direct the disposition of the additional 30,425 shares of our Common Stock. The business address of Terex is 45 Glover Avenue, Norwalk, Connecticut 06850.
(6)
Mr. Coffey became our Chief Executive Officer on April 11, 2022. Shares owned include 490,000 restricted stock units that will vest only upon the attainment of certain Company stock price improvement milestones.
(7)
Shinichi Iimura is a director of Manitex and an employee of Tadano Ltd. (“Tadano”). He serves as a director of Manitex pursuant to Tadano’s right under the Securities Purchase Agreement, dated as of May 24, 2018, by and between Manitex and Tadano, to nominate one individual to serve on the Board of Directors of Manitex. All shares received by Mr. Iimura in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Iimura’s arrangement with Tadano. As a result, Mr. Iimura disclaims any pecuniary interest in these shares.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2023, regarding the compensation plans under which our equity securities are authorized for issuance. We do not have any equity compensation plans that have not been approved by our Stockholders; however, Mr. Coffey received grants of restricted stock, performance stock and stock options as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) in connection with his appointment as Chief Executive Officer in April 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by Stockholders	305,325	(1)	$7.84	(2)	532,482	(3)
Equity compensation plans not approved by Stockholders	657,000		$7.60	(4)	—

(1)
Represents outstanding restricted stock units and stock options issued under the Company’s 2019 Equity Incentive Plan, as amended and restated.
(2)
Outstanding restricted stock units reflected in column (a) vest based on award recipient’s continuous service with the Company and accordingly no exercise price is calculated thereto. The exercise price set forth above relates to the 113,437 outstanding stock options.
(3)
Represents shares available for issuance under our 2019 Equity Incentive Plan. As of the record date, 426,733 shares were available for future issuance under the 2019 Equity Incentive Plan as 116,810 shares were granted and 11,061 shares were forfeited during the first quarter of 2024.
(4)
On April 11, 2022, Mr. Coffey was granted 100,000 stock options at $7.60 shown in column (b).

MATTERS TO BE ACTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and grant the Board the power to set the number of Directors at no less than one (1) and no more than eight (8). The size of our Board is currently set at six (6) Directors.

Six (6) persons have been nominated by the Board of Directors for election at the Annual Meeting to serve as Directors until the 2025 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Ronald M. Clark, J. Michael Coffey, Shinichi Iimura, Frederick B. Knox, David J. Langevin and Stephen J. Tober, be elected to serve until the 2025 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth below.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than six (6) persons.

Pursuant to our Director Resignation Policy, in the event of an uncontested election, as is the case this year, any nominee for director who is a current director and receives less than a majority of the votes cast in person or by proxy at the Annual Meeting of Stockholders shall tender their resignation from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through its Committee on Directors and Board Governance, to consider the resignation offer.

Vote Required

The six (6) nominees receiving the highest numbers of favorable votes of the shares of Common Stock present in person or by proxy at the Annual Meeting shall be elected as Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

Nominees to Serve Until the 2025 Annual Meeting

Name	Age	Director Since	Positions Held
Ronald M. Clark	76	2010	Director
J. Michael Coffey	53	2022	Director and Chief Executive Officer
Frederick B. Knox	83	2013	Director
David J. Langevin	73	2006	Director and Executive Chairman
Shinichi Iimura	63	2024	Director
Stephen J. Tober	59	2007	Director

The following is information about the experience and attributes of the nominees for Director. The experience and attributes described below illustrate the reasons that these individuals were nominated for re-election to the Board.

Ronald M. Clark, Age 76, joined our Board of Directors in 2010. In 2013, Mr. Clark was elected to the Board of Directors of Allianz Life Insurance Company of New York. Mr. Clark was the Chief Investment Officer of Allianz of America, Inc. from 2000 until he retired on December 31, 2011. From 1990 until 2000, Mr. Clark was the Chief Operating Officer for Allianz of America, Inc. In 2014 Mr. Clark was elected to the Boards of Directors of Allianz Life Insurance Company of North America and served on the Board of Directors at Fireman’s Fund Insurance Company from 2014—2017. In January 2015, Mr. Clark was elected to the Board of Directors of Allianz Reinsurance America, Inc. Mr. Clark has both a Bachelor of Science in Industrial Engineering and a Master of Business Administration in Finance and Real Estate from the University of Wisconsin. Mr. Clark is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: capital markets, strategy development, mergers and acquisitions, operations, and executive compensation.

J. Michael Coffey, Age 53, has served as our Chief Executive Officer since April 2022. Prior to that, he served as Managing Director of Resurgence Advisory, LLC, a consulting firm, since 2021. Before that, he served as Chief Operating Officer of H-E Parts International from 2009 until 2018, and then as Chief Executive Officer from 2018 until 2021. Mr. Coffey received his Bachelor of Science in Social Science from Nyack College, and his Master of Business Administration from Emory University’s Goizueta Business School. Mr. Coffey is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex's industry and market, manufacturing and distribution, operations management, strategic development and mergers and acquisitions.

Shinichi Iimura, Age 63, joined our Board of Directors in January 2024. Mr. Iimura is currently Executive Managing Officer of Tadano, Japan, Chairman of Tadano America Corporation and CEO & President of Tadano America Holdings Inc. Mr. Iimura has 41 years’ experience, joining Tadano Ltd. in 1983. During his career with Tadano, he has held international, export and marketing responsibilities for the company, including former Head of Tadano Singapore (1998-2001), President of Tadano Faun GmbH Germany (2002-2009) and oversight of Faun Products Europe. Presently Mr. Iimura has executive oversight of Pan-American Operations, maintaining an office in Houston, Texas.

Frederick B. Knox, Age 83, joined our Board of Directors in September 2013. Mr. Knox has managed, operated and led numerous merger and acquisitions in large scrap and other metal businesses. Currently, Mr. Knox is providing consulting services to the scrap industry. From 2008 until April 1, 2015, Mr. Knox served as a Vice President and Chief Operating Officer of Mercer Company/Scholz. Mr. Knox was one of the original founders of Mercer Company, a company that was formed in 1986. Mr. Knox was a Vice President of the Mercer Company from its inception and also became its Chief Operating Officer in 1994. Mr. Knox held the position of Vice President and Chief Operating Officer for the Mercer Company until the Company was sold in 2008. Earlier in his career, Mr. Knox held various positions at Warren Scrap, Whittaker Corp., Rainbow Metals and Blaw Knox Corporation. Mr. Knox has his Bachelor of Sciences degree in Metallurgical Engineering from The Ohio State University. Mr. Knox is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: strategy development, mergers and acquisitions, and operations.

David J. Langevin, Age 73, has been our Executive Chairman since September 2019, and was previously Chairman of our Board of Directors and our Chief Executive Officer from July 2006 until September 2019. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions (and one of our subsidiaries), from 2003 until joining our company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University. Mr. Langevin is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Stephen J. Tober, Age 59, joined our Board of Directors in 2007. Mr. Tober is currently the Chief Executive Officer of Perspectus, Inc., a provider of virtual reality solutions for healthcare and education. From January 2019 to December 2019, Mr. Tober served as President of Tiber Health Corporation, a healthcare education company operating medical and health science schools. From April 2012 to May 2018, Mr. Tober served as Chief Executive Officer of Career Step, LLC, an online school offering career focused education and corporate training. From April 2009 to March 2012, Mr. Tober was the Chief Executive Officer of American InterContinental University and President of AIU Online, a Career Education Corporation school. From October 2008 until April 2009, Mr. Tober served as Chief Operating Officer of American InterContinental University. From April 2007 until September 2008 Mr. Tober served as the Managing Director and head of Corporate And Business Services of ThinkEquity Partners LLC a boutique institutional investment firm. As a result of his significant experiences as a CEO of several public and private companies as well as his investment experiences, Mr. Tober has actively supervised principal financial officers and evaluated as well as understood many complex financial statements. Finally, his experiences and his active supervision of financial matters have confirmed his ability to understand the importance of internal controls over financial reporting. The foundations of Mr. Tober’s business experiences are his earning a Bachelor of Arts from Amherst College and a Juris Doctor from the University of Virginia School of Law. Mr. Tober is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, finance and capital markets, operations management, mergers and acquisitions, strategy development, and executive compensation.

Executive Officers of the Company who are not also Directors

Joseph Doolan, Age 60, has served as Chief Financial Officer since October 2020. Prior to joining our company, Mr. Doolan served as a consultant for Rank Group from 2019 to 2020. From 2016 to 2019, Mr. Doolan served as the Vice President – Finance of Fram Group Holdings Inc., a supplier of a broad range of automotive products. From 2012 to 2016, he served as Vice President – Finance of UCI-FRAM Inc., a manufacturer of aftermarket auto parts. Mr. Doolan has his Bachelor of Science and a Masters in Accountancy from DePaul University and a Masters of Financial Markets and Trading from Illinois Institute of Technology.

Board Leadership Structure and Role in Risk Oversight

Mr. Langevin serves as the Executive Chairman of our Board of Directors of our company and Mr. Coffey serves as our Chief Executive Officer. We have determined that this leadership structure is appropriate because:

•
Separate Executive Chairman and Chief Executive Officer roles allow the Executive Chairman to focus on key strategic issues, Board leadership and communication while the Chief Executive Officer is able to focus on the day-to-day business and affairs of the Company;
•
It promotes unified leadership and direction for our Company;
•
It allows our CEO and the rest of our management team to focus on executing our Company’s strategic initiatives and business plans;
•
The Executive Chairman is in the best position to chair Board meetings and to ensure that the key business issues and risks facing our Company are brought to the Board’s attention; and
•
We believe that we can more effectively execute our strategy and business plans to maximize stockholder value if the Executive Chairman of the Board is also a member of the management team.

We do not currently have a lead independent director.

Risk Oversight

Our Board of Directors has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees but retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board has delegated to the Audit Committee oversight responsibility to review our major financial risk exposures and management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. Our Audit Committee also oversees management's processes for identifying and mitigating cybrsecurity risks. Our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Policy on Hedging of Shares

The Company’s Insider Trading Policy does not allow employees, officers, directors or anyone associated with the Company to engage in hedging transactions with respect to their shares. Although not limited to these specific types of transactions, under the Company’s policy both short sales and trading in options are specifically prohibited.

Compensation Recovery Policy

Effective November 28, 2023, we adopted a compensation recovery policy that applies to incentive-based compensation received by our executive officers, in compliance with NASDAQ Listing Rule 5608. The policy provides that in the event there is an “Accounting Restatement” of our financial statements, and any incentive-based compensation was erroneously awarded to an executive officer pursuant to the incorrect financial statements, our compensation committee will attempt to recover the erroneously awarded incentive-based compensation, unless certain exceptions apply under SEC or NASDAQ rules. An “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Changes to our financial statements that do not represent error corrections are not an Accounting Restatement.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of our company. During the fiscal year ended December 31, 2023, there were seven meetings of the Board of Directors. All of our Directors attended all of the meetings of the Board of Directors. All our Directors on the Audit Committee attended the four Audit Committee meetings held during the year. All our Directors on the Compensation Committee attended one Compensation Committee meeting held during the year. All Committee members participated in all the Committee meetings on which they served.

Our Directors are expected to attend Annual Meetings of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts. All of our Directors attended the 2023 Annual Meeting of Stockholders.

The Board has established three (3) standing committees—the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance. The principal functions of these committees are briefly described below. The charters of the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance are posted in the “Investor Relations” section of our website, www.manitexinternational.com, and paper copies will be provided upon request to the office of the Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Corporate Governance

Director Independence

The Board of Directors has determined that four of our six directors are independent under NASDAQ Rule 5605(a)(2). These independent directors are: Ronald M. Clark, Shinichi Iimura, Frederick B. Knox, and Stephen J. Tober. Each of the directors serving on the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance are also independent under the NASDAQ independence standards applicable to members of such committees.

Compensation Committee

In general, the Compensation Committee reviews and makes recommendations regarding the compensation of our executive officers and certain other management staff. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The Compensation Committee approves the compensation of the Company’s named executive officers. The committee also approves bonus and equity awards and establishes performance objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation based on this evaluation. With respect to the other named executive officers, the committee considers the Chief Executive Officer’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

The current members of the Compensation Committee are Ronald M. Clark (Chairman), Frederick B. Knox, and Stephen J. Tober. The members of the Compensation Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2). The Compensation Committee members met with all our Directors one time during the year ended December 31, 2023.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors; and (4) our compliance with legal and regulatory requirements. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.

The current members of the Audit Committee are Stephen J. Tober (Chairman), Ronald M. Clark, and Frederick B. Knox. The members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Tober is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2023.

Meetings of Non-Employee Directors

The non-employee directors of the Board of Directors typically meet in executive session without management present either prior to or immediately following each scheduled Board and Audit Committee Meeting, and as otherwise needed. When the non-employee directors of the Board of Directors or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Communication with the Board of Directors

Correspondence for any member of our Board of Directors may be sent to such Director’s attention: c/o Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455. Any written communication will be forwarded to the Board of Directors for its consideration.

Committee on Directors and Board Governance

The Committee on Directors and Board Governance reviews the performance of our Directors, recommends nominees for election or reelection to the Board, and evaluates and makes recommendations regarding our governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement below under “Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees” and under “Stockholder Proposals.” In addition, our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. The current members of the Committee on Directors and Board Governance are Ronald M. Clark and Frederick Knox.

The members of the Committee on Directors and Board Governance did not meet as a separate committee during the year ended December 31, 2023, however, the committee met with the entire Board to consider certain matters, including the nomination of Directors, and presented their recommendations to the Board.

Principal Functions

The principal functions of the Committee on Directors and Board Governance are to:

•
Consider and recommend to the Board qualified candidates for election as directors of our company;
•
Periodically prepare and submit to the Board for adoption the Committee on Directors and Board Governance selection criteria for director nominees;
•
Recommend to the Board and management a process for new Board member orientation;

•
Consider matters of corporate governance and Board practices and recommend improvements to the Board;
•
Review periodically our articles of incorporation and bylaws in light of statutory changes and current best practices;
•
Review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;
•
Review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and
•
Annually assess the Committee on Directors and Board Governance’s performance.

Nominating Procedures

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be Directors who are not our past or present employees or significant stockholders, customers or suppliers.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee on Directors and Board Governance is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director that are made in accordance with the procedure set forth below. The Committee on Directors and Board Governance will apply the same criteria to all candidates it considers, including any candidates submitted by stockholders. The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the director’s contributions to the Board of Directors during their current term.

Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration in accordance with the directions for proposals to be considered for inclusion in the Company’s proxy materials described in the section below entitled “Stockholder Proposals.” Timely nominations will be considered but may not be part of the slate nominated by our Board and, accordingly, would not be included in our proxy materials.

In order to be a valid submission for recommendation to the Committee on Directors and Board Governance for a potential nominee, the form of recommendation must set forth:

•
Biographical information about the candidate and a statement about his or her qualifications;
•
Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and
•
The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

Board Diversity Matrix

The NASDAQ diversity matrix is set forth below as required under the listing requirements of NASDAQ.

Board Diversity Matrix (As of April 29, 2024)
Total Number of Directors - 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		6

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Executive COMPENSATION

The following is a discussion and analysis of compensation arrangements of our Named Executive Officers or “NEOs.” This discussion contained forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Summary Compensation Table

The following table sets forth the total compensation earned by our named executive officers in fiscal years 2023 and 2022.

Name and Principal Position	Year	Salary	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
David J. Langevin	2023	$350,000	$103,000	(1)	—	$222,205	(2)	$60,000	(3)	$735,205
Executive Chairman	2022	$350,000	$141,400		—	$50,000		$59,500		$600,900
J. Michael Coffey (4)	2023	$400,000	$103,000	(4)	—	$1,015,793	(5)	$62,666	(6)	$1,581,459
Chief Executive Officer	2022	$283,389	$2,924,256		$413,000	$1,060,826		$27,403		$4,708,874
Joseph Doolan	2023	$290,000	$103,000	(7)	—	$366,638	(8)	$53,526	(9)	$813,164
Chief Financial Officer	2022	$272,974	$141,400		—	$364,659		$41,317		$820,350

(1)
Mr. Langevin was awarded 20,000 time-based restricted stock units which had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $103,000 based on closing price of $5.15 on March 7, 2023, the date of grant. For information on the assumptions used to calculate the value of the awards, refer to Note 18 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K.
(2)
Mr. Langevin was awarded a performance bonus of $222,205 for 2023.
(3)
Represents an $18,000 auto allowance, $25,000 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $6,500 of 401(k) matching contributions and $10,500 in private club dues.
(4)
Mr. Coffey was awarded 20,000 time-based restricted stock units which had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $103,000 based on closing price of $5.15 on March 7, 2023, the date of grant. For information on the assumptions used to calculate the value of the awards, refer to Note 18 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K.
(5)
Mr. Coffey was awarded a performance bonus of $1,015,793 for 2023.
(6)
Represents an $18,000 auto allowance, $25,000 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee and $19,666 of 401(k) matching contributions.
(7)
Mr. Doolan was awarded 20,000 time-based restricted stock units which had a grant date fair value of $103,000 (computed in accordance with FASB ASC Topic 718) based on closing price of $5.15 on March 7, 2023, the date of grant. For information on the assumptions used to calculate the value of the awards, refer to Note 18 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K.
(8)
Mr. Doolan was awarded a performance bonus of $366,638 for 2023.
(9)
Represents a $9,000 auto allowance, $20,000 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee and $24,526 of 401(k) matching contributions.

Narrative to Summary Compensation Table

For fiscal year 2023 the compensation program established for the Company’s named executive officers consisted of the following elements:

Base Salary: The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and performance, and the strength of our business. Base salaries provide a fixed means of compensation in order to attract and retain talent. For fiscal year 2023, Mr. Langevin, Mr. Coffey and Mr. Doolan received base salaries of $350,000, $400,000 and $290,000.

Non-Equity Incentive Plan Compensation: As part of the Company’s executive compensation program, our named executive officers are eligible to receive performance-based cash awards. The annual performance-based cash awards are based on the named executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Board and the Compensation Committee. Following the end of each fiscal year, the Board and the Compensation Committee are responsible for determining the bonus amount payable to each executive officer based on that executive officer’s individual performance during the fiscal year and its determination of the Company’s actual performance compared to the corporate goals established for that fiscal year. Bonuses of $222,205, $1,015,793 and $366,638 were awarded to Messrs. Langevin, Coffey and Doolan, respectively, based on the Company’s performance during fiscal 2023 and each individual officer’s roles in contributing to such performance.

Long-Term Equity Awards: Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. As a result, our executive compensation program provides for the issuance of stock options and restricted stock units (“RSUs”) as determined by the Compensation Committee and our Board.

During fiscal year 2023, the Compensation Committee authorized the issuance of the following equity awards to our named executive officers:

•
The Compensation Committee granted each Mr. Coffey, Mr. Langevin and Mr. Doolan 20,000 time-based RSUs, which become vested as; 6,600, 6,600 and 6,800 shares on March 7, 2024, 2025 and 2026, respectively.

Employee Benefits: Our NEOs are eligible to participate in our broad-based employee benefit programs on the same terms offered to our employees. These benefit programs include a defined contribution 401(k) plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts. We do not provide pension arrangements or post-retirement health coverage for our NEOs or other employees. In addition, we do not provide a nonqualified deferred compensation plan for our NEOs or other employees.

Pay Versus Performance

The following table sets forth compensation information for our current and former Chief Executive Officers, referred to below as our principal executive officers, or PEOs, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our Stockholders' investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2023, 2022 and 2021.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (2)	Compensation Actually Paid to First PEO (3)	Compensation Actually Paid to Second PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non- PEO NEOs (5)	Total Share-Holder Return (6)	Net Income (Loss)
2023	$-	$1,581,459	$-	$3,967,209	$774,184	$949,347	$169.38	$7,356,000
2022	$444,270	$4,708,874	$512,597	$2,406,018	$772,723	$682,074	$77.52	$(4,901,000)
2021	$745,876	N/A	$958,413	N/A	$487,644	$576,389	$123.26	$(4,573,000)

(1)
The dollar amounts reported are the amounts of total compensation for our former CEO, Mr. Filipov, in the Summary Compensation Table for fiscal years 2022 and 2021. Mr. Filipov transitioned out of the role of Chief Executive Officer as of April 11, 2022.
(2)
The dollar amounts reported are the amounts of total compensation for our CEO, Mr. Coffey, in the Summary Compensation Table for fiscal year 2023. Mr. Coffey became our Chief Executive Officer on April 11, 2022.
(3)
The dollar amounts reported represent the amount of "compensation actually paid", as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Coffey and Mr. Filipov in the Summary Compensation Table during the applicable year, adjusted as required by SEC rules for the value of equity awards held by Mr. Coffey and Mr. Filipov as further detailed in the "First PEO's Equity Award Adjustment Breakout" and "Second PEO's Equity Award Adjustment Breakout" tables below. For each of fiscal years 2021, 2022 and 2023, the PEOs did not have any (i) awards that were granted and vested in the same applicable year, (ii) dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year or (iii) benefits under defined benefit or actuarial pension plans.
(4)
The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the Summary Compensation Table for fiscal years 2023, 2022 and 2021. The names of each of the NEOs (excluding our PEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2023, David Langevin and Joseph Doolan; (ii) for fiscal year 2022, David Langevin, Joseph Doolan and Steve Kiefer and (iii) for fiscal year 2021, Joseph Doolan and Steve Kiefer.
(5)
The dollar amounts reported represent the amount of "compensation actually paid", as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table for fiscal years 2023, 2022 and 2021, adjusted as required by SEC rules for the value of equity awards held by our non-PEO NEOs as further detailed in the "NEO Equity Award Adjustment Breakout" tables below. For each of fiscal years 2021, 2022 and 2023, the non-PEO NEOs did not have any (i) equity awards that were granted and vest in same applicable year, (ii) dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year or (iii) benefits under defined benefit or actuarial pension plans.
(6)
Reflects the cumulative shareholder return over relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last day trading day in the applicable fiscal year. The closing price of our common stock on December 31, 2021 was $5.16, the closing price of our common stock on December 30, 2022 was $4.00, and the closing price of our common stock on December 29, 2023 was $8.74 . Historical stock performance is not necessarily indicative of future stock performance.

PEO No 1 (Mr. Filipov) Equity Award Adjustment Breakout

Year	Summary Compensation Table Total for First PEO	Reported Value of Equity Awards for First PEO (a)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year-Over-Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to First PEO
2022	$444,270	$-	$-	$-	$68,327	$512,597
2021	$745,876	$(63,600)	$127,200	$48,270	$100,667	$958,413

PEO No 2 (Mr. Coffey) Equity Award Adjustment Breakout

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO (a)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year- Over-Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to PEO
2023	$1,581,459	$(103,000)	$174,800	$2,250,270	$63,680	$3,967,209
2022	$4,708,874	$(3,337,256)	$1,034,400	$—	$—	$2,406,018
2021	N/A	N/A	N/A	N/A	N/A	N/A

(a)
Represents the grant date fair value of the stock and option awards granted to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEO Equity Award Adjustment Breakout

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity awards for NEOs (a)	Average Fair Value as of Year End for Awards Granted During the Year	Average Fair Value Year-Over-Year Increase or Decrease in Unvested Awards Granted in Prior Years	Average Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Average Compensation Actually Paid to NEOs
2023	$774,184	$(103,000)	$174,800	$87,690	$15,673	$949,347
2022	$772,723	$(119,074)	$67,368	$(45,688)	$6,744	$682,074
2021	$487,644	$(66,000)	$127,200	$14,813	$12,732	$576,389

(a)
Represents the grant date fair value of the stock awards granted to our non-PEO NEO's, as reported in the Summary Compensation Table.

Description of Relationships Between Compensation Actually Paid and Certain Financial Measures

In accordance with SEC rules, the Company is providing the following descriptions of the relationships between “compensation actually paid” and the financial performance measures presented in the Pay Versus Performance table. Between December 31, 2022 and December 31, 2023, the amount of “compensation actually paid” to our PEOs increased 36% from $2,918,615 to $3,967,209, The increase was primarily attributable to the increase in the fair market value of equity awards. The average amount of “compensation actually paid” to our NEOs other than our PEOs increased 39% from $682,074 to $949,347. Our “total shareholder return” during the two-year period ended December 31, 2023 increased by 69% and our net income during the two-year period ended December 31, 2023 increased by 250%, from a loss of approximately $(4,901,000) in 2022 to net income of approximately $7,356,000 in 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information about outstanding equity awards held on December 31, 2023 by our named executive officers. Please see the section entitled “Employment Agreements; Potential Payments upon Termination or Change of Control” below for additional information about the treatment of such equity awards upon a certain terminations of employment and a change in control of the Company.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (#)
David J. Langevin (1)	—	—	—	—	—	36,800	$321,632	—	—
J. Michael Coffey (1)	33,333	66,667	—	$7.60	4/11/32	87,000	$760,380	490,000	$2,924,256
Joseph Doolan (1)	—	—	—	—	—	40,200	$351,348	—	—

(1)
The unexercised options and unvested restricted shares above vest as shown below:

	David J. Langevin	J. Michael Coffey	Joseph Doolan
March 7, 2024	6,600	6,600	6,600
March 8, 2024	3,400	—	3,400
April 11, 2024	—	66,333	—
June 2, 2024	6,600	—	6,600
November 23, 2024	—	—	3,400
March 7, 2025	6,600	6,600	6,600
April 11, 2025	—	67,334	—
June 2, 2025	6,800	—	6,800
March 7, 2026	6,800	6,800	6,800
Total	36,800	153,667	40,200

(2)
Market value is determined based on the closing price of $8.74 per share of our Common Stock on December 29, 2023.

Employment Agreements; Potential Payments upon Termination or Change in Control

David J. Langevin

Effective September 1, 2019, Mr. Langevin transitioned into the role of Executive Chairman. In connection with his transition, Mr. Langevin entered into an amendment to his employment agreement with the Company dated effective as of September 1, 2019. Pursuant to this amendment, Mr. Langevin served as Executive Chairman of the Company for an initial three-year term commencing on September 1, 2019. The employment term automatically extends for three-year periods at the end of each then-current term, unless either the Company or Mr. Langevin notifies the other in writing of non-renewal at least 90 days prior to the expiration of the then-current term. In his role as Executive Chairman, his annual base salary is $350,000, which is reviewed annually by the Compensation Committee, and he is eligible to receive annual cash incentives as determined by the Compensation Committee. In accordance with his employment agreement, Mr. Langevin is also provided with a $1,500 per month car allowance plus reimbursement for the dues of a private club membership, cellular telephone and data service costs and expenses.

If the Company terminates Mr. Langevin without “just cause” (as defined below) or if the Company chooses not to renew the agreement, Mr. Langevin is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for two years and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment.

If Mr. Langevin is involuntarily terminated without just cause or “good reason” (as defined below) within 6 months prior to and in anticipation of, or 24 months following, a change of control, he is entitled to receive severance benefits. In addition to the severance payments provided for above, the agreement provides for a payment equal to two times the average of Mr. Langevin’s bonus received in the prior three years, as well as a pro rata bonus for the fiscal year during which the change of control occurs.

If Mr. Langevin is terminated without just cause or “good reason” then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Langevin is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Langevin may not invest in a competitor, subject to certain exceptions, for two years following his employment. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following the termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

J. Michael Coffey

In connection with his appointment as Chief Executive Officer of the Company, Mr. Coffey entered into an employment agreement with the Company, effective as of April 11, 2022. Pursuant to the agreement, Mr. Coffey will serve as Chief Executive Officer of the Company for a term commencing on April 11, 2022 and continuing until the agreement is terminated by either the Company or Mr. Coffey. Mr. Coffey’s employment will be at will, and the agreement may be terminated by either party at any time, with or without cause. Mr. Coffey will receive an annual base salary of $424,000, which will be reviewed annually by the Compensation Committee, and will be eligible to receive annual cash incentives with an annual target bonus of 200% of his base salary. Mr. Coffey will also be entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the agreement is terminated by the Company without “cause,” by Mr. Coffey for “good reason” or due to his “permanent disability” (in each case as defined below), Mr. Coffey will be entitled to a severance payment of one year’s salary and one year's annual cash incentive, plus continued health plan coverage and the payment of then vested or unvested Company equity incentive awards. Receipt of any severance will be conditioned on the execution of a full release of all claims against the Company and related persons and compliance by Mr. Coffey with a non-disparagement provision. If he is terminated for cause or if he resigns, Mr. Coffey is entitled to no severance payment, but will receive the value of any accrued and unpaid salary, earned but unpaid bonus and accrued but unused vacation.

Joseph Doolan

On October 1, 2020, the Company entered into an employment agreement, effective as of October 20, 2020, with Joseph Doolan. Pursuant to this agreement, Mr. Doolan served as Chief Financial Officer of the Company for an initial term commencing on October 20, 2020 and continuing through December 31, 2021. The employment term automatically extends for one-year periods at the end of each then-current term, unless either party notifies the other party in writing of non-renewal at least 90 days prior to the expiration of the then-current term. Mr. Doolan’s annual base salary is reviewed annually by the Compensation Committee, and he is eligible to receive annual cash incentives payable upon achievement of performance goals established by the Compensation Committee. Mr. Doolan is also entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the Company terminates Mr. Doolan without “just cause” (as defined below) or if the Company chooses not to renew the agreement at the end of its then-current term, Mr. Doolan will be entitled to a severance payment of twelve (12) months’ salary plus certain additional benefits for twelve (12) months and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment. If Mr. Doolan is involuntarily terminated without just cause or “good reason” (as defined below) within six (6) months prior to and in anticipation of, or twenty-four (24) months following, a “change in control” (as defined below), then Mr. Doolan will be entitled to receive a payment equal to two times his annual base salary at the time of termination plus two times the average of his bonus received in the prior two years, as well as a pro rata bonus for the fiscal year during which the change of control occurs, and certain continued benefits for a period of two years.

The employment agreements for Mr. Langevin, Mr. Coffey, and Mr. Doolan generally define “change of control” as (i) the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities, (ii) the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the stockholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation, (iii) the failure of the Company to assign such employment agreement to a successor, (iv) a majority of the members of the Board of Directors of the Company on the date of the employment agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Director shall be deemed to be a Current Director, and (v) the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

The employment agreements for Mr. Langevin, Mr. Coffey and Mr. Doolan generally define “just cause” as (i) employee’s admission of, or conviction, of any act of fraud, embezzlement or theft against the Company or any of its subsidiaries; (ii) employee’s plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misappropriation; (iii) employee’s violation of the confidentiality, ownership of inventions, and non-competition provisions set forth in the employment agreement; (iv) employee’s misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by employee; (v) employee’s negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business; (vi) any violation by employee of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; (vii) alcohol or substance abuse by employee that interferes with the performance of employee’s duties; or (viii) any other material breach by employee of his employment agreement

The employment agreements for Mr. Langevin, Mr. Coffey and Mr. Doolan generally define “good reason” as (i) a material change, adverse to the employee, in his position, title or office, status, rank, nature of responsibilities or authority within the Company, (ii) assignment of duties to the employee that are materially inconsistent with and adverse to his duties, status, rank, nature of responsibilities or authority, (iii) decrease in the employee’s base salary, annual bonus opportunity or benefits (other than any such decrease applicable to employees of the Company generally), and (iv) relocation of the Company’s place of business.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and/or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2023 through December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder, and the NASDAQ rules. The code of ethics also applies to all of our employees as well as our Board of Directors, including our Executive Chairman. In the event that any changes are made or any waivers from the provisions of the code of ethics are made, these events would be disclosed on our website or in a report on Form 8-K within four business days of such event. The code of ethics is posted on our website at www.manitexinternational.com. Copies of the code of ethics will be provided free of charge upon written request directed to Investor Relations, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Transactions with Related Persons

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2023, non-employee Directors received a fee of $10,000 per quarter, were reimbursed for expenses incurred in connection with attendance at meetings, and were eligible to participate in the Company’s 2019 Equity Incentive Plan. In addition, certain directors received additional compensation for work performed in connection with certain strategic acquisitions and consulting arrangements.

The following table sets forth information regarding the compensation received by each of our non-employee Directors during the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Ronald M. Clark	$40,000	$46,350	(1)	—	$86,350
Frederick B. Knox	$40,000	$46,350	(1)	—	$86,350
Takashi Kiso (Tadano)	$40,000	$46,350	(1) (2)	—	$86,350
Stephen J. Tober	$40,000	$46,350	(1)	—	$86,350

(1)
Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of 9,000 restricted stock units based on closing price of the Company’s Common Stock of $5.15 on March 7, 2023, the date of grant. The restricted stock units vest 1/3 immediately and the remaining shares vest ratably over two years, subject to continued service on each vesting date. For information on the assumptions used to calculate the value of the awards, refer to Note 18 to the consolidated financial statements contained in our 2023 Annual Report on Form 10-K. As of December 31, 2023, each of Mr. Clark, Knox, Rosenberg and Tober held 9,000 unvested restricted stock units. No other non-employee directors held any outstanding equity awards.
(2)
All shares received by Mr. Kiso in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Kiso’s arrangement with Tadano, Mr. Kiso resigned from the Board effective January 30, 2024.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The three members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by GRANT THORNTON LLP for the fiscal year ended December 31, 2023 and 2022 are as follows:

	2023	2022
Audit Fees	$816,208	$1,080,481
Audit-Related Fees	—	—
Total Fees	$816,208	$1,080,481

Audit Fees. These fees are for professional services rendered in connection with the integrated audit of our annual financial statements for the fiscal years ended December 31, 2023 and 2022. Audit fees also include fees related to the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and statutory filings for the fiscal years ended December 31, 2023, and 2022.

Audit-Related Fees. These fees are fees billed in the fiscal year for assurance and related services in connection with the performance of the audit or review of our financial statements but are not “Audit Fees”.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All engagements for audit and non-audit services rendered by Grant Thornton for fiscal years 2023, and 2022 were pre-approved in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Audit Committee Report

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the Independent Registered Public Accounting Firm’s provision of other non-audit services to the Company is compatible with the auditor’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

STEPHEN J. TOBER

RONALD M. CLARK

FREDERICK B. KNOX

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024

The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as Independent Registered Public Accounting Firm, to audit our consolidated financial statements for the year ending December 31, 2024, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm. It is not expected that a representative of Grant Thornton LLP will be present at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment, another independent registered public accounting firm will be considered by the Board of Directors upon recommendation of the Audit Committee.

Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our Stockholders.

Vote Required

The affirmative vote representing a majority of votes cast by holders of shares present, or represented by proxy, and entitled to vote thereon is required for the ratification of Grant Thornton LLP as our independent registered public accounting firm. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal 2.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: CONSIDERATION OF AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal provides our stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation program (commonly known as “say-on-pay”), as required by Section 14A of the Securities Exchange Act of 1934.

In making decisions with respect to compensation for our named executive officers, our Compensation Committee is guided by the following objectives:

•
Our compensation program should be comprehensive, consisting of base salary, annual incentives, long term incentives and benefits, designed to support our objective of providing superior value to stockholders and customers;
•
Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and
•
Our business success depends on our ability to attract and retain executive talent through competitive compensation programs.

The total compensation package for our named executive officers consists of base salary, annual incentives, long term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our stockholders, and our own subjective assessment of individual executives’ performance, growth and future potential. When making pay decisions, our Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant date) for a named executive officer.

Our target mix of base salary, annual incentives and long-term incentives generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. We believe the current target pay mix supports a strong pay-for-performance culture; balances the focus on annual and long-term objectives in support of our business strategy; and satisfies the need for flexibility to motivate and reward exceptional performance.

Our executive compensation program is designed to attract and retain key executives who are critical to our future success and creation of stockholder value. We believe that both short-term and long-term incentive compensation opportunities provided to the named executive officers are directly aligned with our performance, and that our compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact stockholder value.

The Board of Directors invites you to review carefully the tabular and other disclosures on compensation under "Executive Compensation", and to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the compensation philosophy, practices and principles discussed above, the executive compensation tables, and any narrative compensation disclosures contained in this Proxy Statement.”

While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of the Stockholders, and will take into account the outcome of this vote in considering future compensation decisions. The Board of Directors has adopted a policy of providing for annual say-on-pay advisory votes.

Vote Required

The affirmative vote representing a majority of votes cast by holders of shares present, or represented by proxy, and entitled to vote thereon is required for the advisory approval of the compensation of the Company’s named executive officers. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION

Other Matters to Come Before the Meeting

Our Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Annual Report

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2023 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2023, including the financial statements, schedules, and exhibits thereto, which the Company has filed with the SEC will be made available to beneficial owners of the Company’s securities without charge upon request by contacting Lynn Logerquist, 9725 Industrial Drive, Bridgeview, Illinois 60455.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2025 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 27, 2024 addressed to the Corporate Secretary at the address set forth on the first page of this proxy statement. Stockholders who intend to present a proposal at the 2025 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 12, 2025. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any Stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Company no later than April 7, 2025 for the 2025 Annual Meeting of Stockholders.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Such written or oral requests should be made to Lynn Logerquist at 9725 Industrial Drive, Bridgeview, Illinois 60455, or (708) 237-2052. Stockholders sharing the same address who wish to receive separate copies or only a single copy of the Company’s annual reports to stockholders and proxy statements in the future should contact Lynn Logerquist at 9725 Industrial Drive, Bridgeview, Illinois 60455.

Request to Return Proxies Promptly

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the Proxy. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/S/ LYNN LOGERQUIST
Bridgeview, Illinois

April 29, 2024

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000645606_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Ronald M. Clark 02) J. Michael Coffey 03) Shinichi Iimura 04) Frederick B. Knox 05) David J. Langevin 06) Stephen J. Tober MANITEX INTERNATIONAL, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2024. 3. Consideration of an advisory vote on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000645606_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MANITEX INTERNATIONAL, INC. Annual Meeting of Stockholders June 25, 2024 11:00 AM (Central Daylight Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David J. Langevin and Joseph Doolan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MANITEX INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM (Central Daylight Time) on Tuesday, June 25, 2024, at 1200 Burr Ridge Pkwy, Burr Ridge, IL 60527, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the shares represented by this proxy will be voted in accordance with the discretion of the persons designated as proxies. Continued and to be signed on reverse side